         Exhibit 99.2

Rimini Street, Inc. v. Oracle USA, Inc.
Case Number 2:14-cv-01699-LRH-DJA
(“Rimini II”)
Rimini Street’s Highlights & Comments Following September 15, 2020 Court Order

(09/21/2020)

Rimini Street and Oracle Litigation Background

For over a decade, Rimini Street and Oracle have been engaged in litigation regarding whether certain aspects of Rimini’s support model for some Oracle products are consistent with the Copyright Act and Oracle’s licenses for specific Oracle products and licensees. These disputes between the parties have been the subject of two different lawsuits in the District of Nevada: Oracle USA, Inc. v. Rimini Street, Inc., Case Number 2:10-cv-00106-LRH-VCF (“Rimini I”), and Rimini Street, Inc. v. Oracle USA, Inc., Case Number 2:14-cv-01699-LRH-DJA (“Rimini II”).

As the Court notes in its September 15, 2020 order (“Order”), “…whether third-party support is allowed under the licensing agreements is not at issue in this [Rimini II] lawsuit, nor was it at issue in [Rimini I]. What was (and is) at issue is the manner in which Rimini performed that third-party support [for some licensees of specific Oracle products].” (emphasis added) Additionally, the U.S. Ninth Circuit Court of Appeals has recognized that Rimini engages in “lawful competition” with Oracle in the aftermarket for enterprise software support.

Litigation Summary

Oracle filed Rimini I on January 10, 2010, and the case was tried to a jury in September and October 2015. All appeals have been exhausted, and the case became final in early 2020. At the conclusion of all appeals, 23 of 24 claims asserted by Oracle were dismissed or abandoned; on a single claim, Rimini was found to have “innocently” infringed 93 Oracle copyrights—meaning that Rimini did not know, or have reason to know, that its conduct was unlawful. Rimini paid Oracle approximately $35 million for a fair market value license, as well as pre-judgment interest, Oracle’s attorneys’ fees, and costs of approximately $55 million. The District Court issued a permanent injunction that prohibits Rimini from using its legacy support processes which had been found to be infringing in Rimini I and which Rimini ceased using no later than July 31, 2014.

By July 2014, over a year before Rimini I even went to trial, Rimini changed its legacy support processes (“Process 1.0”) to comply with the Court’s constructions of certain license terms for specific Oracle products and licenses. In October 2014, Rimini filed Rimini II to secure a judicial declaration that its revised support processes (“Process 2.0”) do not infringe and do not exceed the scope of the relevant Oracle licenses.

On September 15, 2020, the Court issued its 94-page Order resolving seven Rimini II summary judgment motions, which were fully briefed and submitted by the parties in December 2018.

Rimini Street, Inc.
Worldwide Headquarters 3993 Howard Hughes Parkway, Suite 500, Las Vegas, NV 89169 USA
Phone: +1 702.839.9671 Toll-Free: + 1 888.870.9692 Fax: +1 702.973.7491 riministreet.com

Rimini Street’s Highlights & Comments Following September 15, 2020 Court Order  \

Enterprise Software Is Customizable and Generally Updatable

The Court notes in the Order that “[o]ne of the key features of enterprise software is its customizability; the software can be modified to fit the specific needs of the organization licensing it. Enterprise software is routinely updated with service packs and patches that increase functionality and performance, correct and fix bugs, and improve security.”

Oracle Licensees Have a Choice of Vendors for Support Services

The Court notes in the Order that “Oracle provides this support service to its licensees for an additional cost on top of the licensing fees, but the licensees can and often do seek third party service providers, such as Rimini, to perform that service instead.” (emphasis added)

Software Licenses Permit Third Party Support Within Scope of the License

The Court explained in the Order that “the [enterprise software] licenses … generally allow for a third-party service provider, like Rimini, to copy the software in place of the licensee and customize it for the licensee.” However, “[w]hile third-party servicers are permitted to perform the tasks that the licensee would, they must only act within the scope of the license.”

Importantly, the Court rejected Oracle’s theory that third-party service providers are not permitted to re-use their “know how” and experience learned from servicing one client, to service other clients. Specifically, the Court noted in the Order:

–[I]t is generally not cross use for a Rimini engineer to create an update file for Client A exclusively using Client A’s software and then create the same update file for Client B exclusively using Client B’s software”;
–“It is obvious that the first time a software engineer creates an update for a client, he or she is slower and less proficient than any subsequent time they create that update”; and
–“[I]t would be impossible to direct an engineer, who developed an update in Client A’s environment, to not use the knowledge he or she gained when developing the same or similar update for Client B.”

Rimini Process 2.0 Differs Substantially and Materially from Rimini Process 1.0

The Court recognized that “the alleged infringing practices before the Court today are different from those alleged in [Rimini I].”

As the Court explained: “[G]enerally, Rimini’s new support model [Process 2.0] hosts a client’s development environments and software on either the client’s own computer systems or on a third-party cloud server. In either case, the client grants Rimini remote access to wherever the software is hosted to provide the necessary support services. This is opposed to Rimini’s ‘local hosting’ support system in [Rimini I], whereby Rimini would copy a client’s software to its own computer systems and provide support services before copying the software back to the client’s computers.”

Rimini Street, Inc.
Worldwide Headquarters 3993 Howard Hughes Parkway, Suite 500, Las Vegas, NV 89169 USA
Phone: +1 702.839.9671 Toll-Free: + 1 888.870.9692 Fax: +1 702.973.7491 riministreet.com

Rimini Street’s Highlights & Comments Following September 15, 2020 Court Order  \

The Order Resolved and Narrowed Claims to Be Litigated at Trial

The Court noted in the Order that “[t]he central issue in [Rimini II] is whether Rimini’s Process 2.0 infringes upon Oracle’s copyrights”; likewise, “[t]he crux of Oracle’s [countersuit] argument in [Rimini II] is that Rimini has continued to violate its copyrights.” (emphases added)

As to the Copyright Act (and associated license disputes), the Court’s Order resolved only a narrow subset of the parties’ claims and counterclaims. As to these disputes, the Court’s principal rulings were:

–Finding infringement of 17 Oracle PeopleSoft copyrights for work Rimini performed for a set of “gap customers” acquired after Rimini I was filed that were supported before the transition to Process 2.0 was complete (Rimini I cleanup). Rimini does not believe it should have to pay any additional damages relating to copyrights it has already paid a fair market license for in Rimini I. The Rimini II jury will determine whether any additional damages are warranted and if so, the amount.
–Finding infringement of four Oracle PeopleSoft copyrights related to support of two specific Rimini clients, Campbell’s Soup and City of Eugene. The Court noted that these two matters were “limited cases” and involved “limited circumstance[s].” Rimini does not believe it should have to pay any additional damages relating to copyrights it has already paid a fair market license for in Rimini I. The Rimini II jury will determine whether any additional damages are warranted and if so, the amount.
–No finding of infringement on all other Oracle copyrights at issue. The Court expressly noted that “As Rimini’s Third Amended Complaint specifies that it seeks declaratory rulings on each of Oracle’s software copyrights as identified, dated, and numbered, the Court’s summary judgment ruling for Oracle is limited to the four at issue copyrights” involving two clients, Campbell’s Soup and City of Eugene, which were “limited cases” and “limited circumstance[s].” (emphasis added). All other copyright-related disputes around Process 2.0 were not resolved by the Order, and the Rimini II jury will decide this liability issue and determine if any damages are warranted and if so, the amount.
–No finding that Rimini’s AFW process infringes Oracle copyrights. The Rimini II jury will decide this liability issue, determine if any damages are warranted and if so, the amount.
–No finding that cloud hosting of certain PeopleSoft licenses infringes Oracle copyrights. The Rimini II jury will decide this liability issue, determine if any damages are warranted and if so, the amount.

The Order also resolved a number of the non-copyright claims asserted by the parties. The Court’s principal findings were:

–Permitting Rimini’s claim for injunctive relief against Oracle for unfair competition in violation of the California Unfair Competition Law to proceed to trial.
–Finding that Oracle had the right to authorize who can access its password-protected support web sites.
–Denying Rimini’s affirmative claims for damages.

No Damages Awarded and All Rights Preserved

As of this date, no damages of any kind have been awarded by the Court in Rimini II. Damages, if any, will be a decision for the Rimini II jury. Rimini Street reserves all rights, including appellate rights, with respect to the Order and all other Court and jury rulings and findings in Rimini II.

Rimini Street, Inc.
Worldwide Headquarters 3993 Howard Hughes Parkway, Suite 500, Las Vegas, NV 89169 USA
Phone: +1 702.839.9671 Toll-Free: + 1 888.870.9692 Fax: +1 702.973.7491 riministreet.com